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                                  EXHIBIT 9(i)

                                Schedule A to the
                            Fund Accounting Agreement
                       between BB&T Mutual Funds Group and
                         BISYS Fund Services Ohio, Inc.




                                       D-4
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                                                           Dated: April 30, 1997


                                   SCHEDULE A
                        TO THE FUND ACCOUNTING AGREEMENT
                                     BETWEEN
                             BB&T MUTUAL FUNDS GROUP
                                       AND
                         BISYS FUND SERVICES OHIO, INC.
                   (formerly The Winsbury Service Corporation)


   NAME OF FUND

The BB&T U.S. Treasury Money Market Fund
The BB&T Short Intermediate U.S. Government Income Fund
The BB&T Intermediate U.S. Government Bond Fund
The BB&T Growth and Income Stock Fund
The BB&T North Carolina Intermediate Tax-Free Fund
The BB&T Balanced Fund
The BB&T Small Company Growth Fund
The BB&T International Equity Fund
The BB&T Capital Manager Conservative Growth Fund
The BB&T Capital Manager Moderate Growth Fund
The BB&T Capital Manager Growth Fund
The BB&T Prime Money Market Fund

                                    BB&T MUTUAL FUNDS GROUP

                                    By:  /s/ Richard B. Ille
                                         --------------------------------
                                    BISYS FUND SERVICES OHIO, INC.
                                    (formerly The Winsbury Service Corporation)


                                    By:  /s/ Stephen G. Mintos
                                         --------------------------------